UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A2

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

March 2, 2010

BookMerge Technology, Inc.

Nevada	333-152837	36-4627722
State of Incorporation	Commission File Number	I.R.S. Employer Identification No.

BookMerge Technology, Inc.

1350 W. Horizon Ridge Drive

Suite 1922

Henderson, Nevada 89014

 (702) 301-7333

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

ITEM 4.01 CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

(a) On or about August 10, 2009, Board of Directors of the Registrant receive a telephone call from The Blackwing Group, LLC, its independent registered public account firm, that they would no longer be performing audits for public companies due to compliance burdens and time commitments necessary to comply with regulations. Blackwing agreed to provide review services for the Form 10Q due to be filed September 30, 2009. The Board of Directors of the Registrant approved the resignation and dismissal of The Blackwing Group, LLC on August 10, 2009 and elected to engage the services of Sam Kan, CPA to provide the Company with its audit services. On August 10, 2009, the Company engaged Sam Kan, CPA as the Registrant's new independent registered public accounting firm. Sam Kan re-audited the financial statements for the years ended June 30, 2008 and June 30, 2009 which were included in the Form 10K filed with the Securities and Exchange Commission on November 12, 2009. None of the reports of Sam Kan, CPA on the Company's financial statements for either of the past two years or subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Form 10-K for the reporting periods up to June 30, 2009, the report contained a going concern qualification in the registrant's audited financial statements.

The Company was notified by the Securities and Exchange Commission that the PCAOB revoked the registration of the Blackwing Group, LLC on December 22, 2009 because of violations of Section 10(b) of the Securities and Exchange Act of 1934 ("Exchange Act") and Rule 10b-5 thereunder in auditing the financial statements of two issuer clients from 2006 to 2008, violations of PCAOB rules and auditing standards, noncooperation with a Board inspection, and noncooperation with a Board investigation.

The registrant has requested that The Blackwing Group furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter has been attached to this report as Exhibit 16.

b) On August 10, 2010, the registrant engaged Sam Kan, CPAs as its independent accountant. During the most recent fiscal years and the interim periods preceding the engagement, the registrant requested Sam Kan, CPAs review and audit the requisite periods which the firm has completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Book Merge Technology, Inc.

________________

(Registrant)

Date: March 2, 2010

By:	/s/ Frank Rossana
Frank Rossana
President, Director
Chief Executive Officer
Chief Financial Officer
Chief Accounting Officer
Treasurer and Director

2